Exhibit 10.1

SECOND AMENDMENT

TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated effective March 8, 2022 (the “Effective Date”), is entered into by and among WDB Holdings MI, Inc., a Delaware corporation (“Buyer”), 3 State Park, LLC, a Michigan limited liability company (“3 State Park”), AEY Thrive, LLC, a Michigan limited liability company (“AEY Thrive”), AEY Holdings, LLC, a Michigan limited liability company (“AEY Holdings”), AEY Capital, LLC, a Michigan limited liability company (“AEY Capital,” together with, 3 State Park, AEY Thrive and AEY Holdings, the “Companies” and each, individually, a “Company”), Redacted, an individual resident of the State of Michigan (the “Seller”), and for the limited purpose set forth in the MIPA (as defined below) Gage Growth Corp., a Canadian corporation (“Gage”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the MIPA. The Companies, Seller, Buyer and Gage may be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties are party to that certain Membership Interest Purchase Agreement, dated effective as of August 31, 2021, as amended pursuant to that certain First Amendment to Membership Interest Purchase Agreement, dated November 9, 2021, and otherwise amended, supplemented, or modified from time to time (the “MIPA”);

WHEREAS, the MIPA originally contemplated that the First Closing would occur concurrently with the closing of the transactions contemplated by that certain Arrangement Agreement, dated August 31, 2021, between TerrAscend Corp. and Gage (the “Arrangement Agreement”);

WHEREAS, the Parties have decided that each Closing, including the First Closing, will occur subsequent to the closing of the Arrangement Agreement;

WHEREAS, Section 12.2 of the MIPA requires that any waiver or amendment to the Purchase Agreement must be in a writing signed by all Parties.

NOW, THEREFORE, in consideration of these premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.          Amendment. Effective as of the Effective Date, the MIPA is hereby amended as follows:

(a)          Section 2.2(a) is hereby deleted in its entirety and replaced with the following: “The aggregate purchase price to be paid by Buyer as consideration for all of the Purchased Securities and for all transactions effectuated pursuant to the terms set forth in Section 2.4 herein, if any, shall equal FIFTY THOUSAND DOLLARS ($50,000 US) (the “Purchase Price”).”

(b)          Section 2.2(d)(i) is hereby deleted in its entirety and replaced with the following: “On the Effective Date, Buyer shall disburse TEN THOUSAND DOLLARS ($10,000.00 US) to Seller as provided in Section 2.2(c).”

(c)          The following provision shall be included as a new Section 2.2(d)(ii), the previous Section 2.2(d)(ii) shall become Section 2.2(d)(iii) and the previous Section 2.2(d)(iii) shall become Section 2.2(d)(iv): “At the First Closing, Buyer shall disburse TWENTY THOUSAND DOLLARS ($20,000.00 US) to Seller as provided in Section 2.2(c).”

(d)          Subsection (B) of Section 2.3(c)(i) is hereby deleted in its entirety.

(e)          Section 2.3(c)(viii) is hereby deleted in its entirety and replaced with the following: “solely for purposes of the First Closing, cooperate with Buyer to negotiate with proper authorities and cause Thrive Enterprises and AEY Holdings to obtain consents, approvals, amendments and all other such confirmatory evidence of the approvals for a change of ownership and/or transfer of those Cannabis Licenses (i) representing seventy (70%) or more of the rolling three (3) month average of gross revenue relating to the MRA Permits, measured as of the close of the month financials for the month immediately prior to such First Closing, prepared on a basis that is consistent with past practice and accounting standards or (ii) as Buyer, in its sole discretion, determines (the “Permit Reorganization”). A copy of each such consent, approval, amendment, and evidence for the MRA Permits and Local Permits shall evidence approval of a change of ownership and/or transfer for the respective MRA Permit and Local Permit;”

(f)           Section 2.4 is hereby deleted in its entirety and replaced with the following: “If Seller is unable to satisfy the closing deliveries set forth in Section 2.3 above on or before December 31, 2022 (or such later date for each Company as the Parties may agree to in writing) or if the purpose of this Agreement becomes frustrated due to tax, legal or other condition, Seller shall (a) cause the Companies which have not been transferred in a Closing (each, a “Remaining Company”) to execute and deliver a Bill of Sale and Assignment Agreement in the form attached hereto as Exhibit B whereby each such Remaining Company shall assign, transfer, sell and deliver all assets (including without limitation, all physical assets, equipment, inventory, contracts, leases, licenses, permits, etc.) of each Remaining Company to Buyer, and Buyer agrees to accept, purchase and receive all assets of each such Remaining Company, or (b) Seller shall provide, execute and/or deliver such documents or instruments and take such actions as Buyer may direct in order for Buyer to acquire the assets of each Company. For the avoidance of doubt, Buyer may elect an alternative to close as set forth above on a one-by-one or rolling basis from Seller.”

(g)          Section 7.1(b) is hereby deleted in its entirety and replaced with the following: “Seller shall cause such Cannabis Licenses as are required for the First Closing to be transferred to Thrive Enterprises and AEY Holdings;”

(h)          Section 7.1(c) is hereby deleted in its entirety and replaced with the following: “the Parties shall effect the First Closing immediately following the Permit Reorganization at a time mutually determined by the Parties;”

(i)           Section 7.1(e) is hereby deleted in its entirety and replaced with the following: “following the closing of the Arrangement Agreement, Seller shall (on a continual basis) timely submit applications to change the ownership of and/or transfer the remaining Cannabis Licenses that are not otherwise directly or indirectly owned or controlled by Buyer, to Buyer or an Affiliate designated by Buyer; and”

(j)           Section 7.1(f) is hereby deleted in its entirety and replaced with the following: “the Bridge MSA or existing management services agreements, as applicable, will continue in effect until terminated in accordance with their own respective terms.”

(k)          Section 8.1(c) is hereby deleted in its entirety.

(l)           The following is added to the end of Section 8.2: “Termination of this Agreement pursuant to Section 8.1 shall not affect the terms of any existing management services agreement, the Arrangement Agreement, or anything contemplated by such agreements, all of which shall remain in full force and effect in accordance with their respective terms.”

SECTION 2.         Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

SECTION 3.         Further Assurances. The Parties agree to execute and deliver any additional documents and instruments and to perform any additional acts necessary or appropriate to effectuate the provisions of this Amendment.

SECTION 4.         Other. Notwithstanding anything contained in this Amendment, no Party waives, and shall not be deemed to have waived, any rights to indemnification pursuant to the MIPA. Except as expressly amended hereby, the MIPA, and all rights and obligations of the Parties thereunder, shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

THE PARTIES HERETO have executed and delivered this Amendment to each other through their duly authorized representatives effective as of the date first written above.

BUYER:

WDB Holdings MI, Inc.,
a Delaware corporation

By:	/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer

[Signature Page 1 of 2]

[Signature Page to 2nd Amendment to Membership Interest Purchase Agreement]

THE PARTIES HERETO have executed and delivered this Amendment to each other through their duly authorized representatives effective as of the date first written above.

SELLER:

By:	/s/ Redacted
Redacted

COMPANIES:

3 STATE PARK, LLC,
a Michigan limited liability company

By:	/s/ Redacted
Redacted
Sole Member

AEY THRIVE, LLC,
a Michigan limited liability company

By:	/s/ Redacted
Redacted
Sole Member

AEY HOLDINGS, LLC,
a Michigan limited liability company

By:	/s/ Redacted
Redacted
Sole Member

AEY CAPITAL, LLC,
a Michigan limited liability company

By:	/s/ Redacted
Redacted
Sole Member

For the limited purpose of Sections 2.3(c)(vii) and 11.6 of the MIPA:

GAGE GAGE GROWTH CORP.,
a Canadian corporation

By:	/s/ Fabian Monaco
Fabian Monaco
Chief Executive Officer

[Signature Page 2 of 2]

[Signature Page to 2nd Amendment to Membership Interest Purchase Agreement]